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                                                                    EXHIBIT 21.1



                       SUBSIDIARIES OF MOTIENT CORPORATION


Name                                State of Incorporation    Doing Business As


Motient Holdings Inc.               Delaware                  Same

Motient Communications Inc.         Delaware                  Same

Motient Services Inc.               Delaware                  Same

MVH Holdings Inc.                   Delaware                  Same

Motient Ventures Holdings Inc.      Delaware                  Same

Motient License Inc.                Delaware                  Same